                                                                      EXHIBIT 21

                      SUBSIDIARIES OF BRACKNELL CORPORATION

       SUBSIDIARY                             JURISDICTION
       ----------                             ------------
The State Group Limited                          Ontario
Nationwide Electric, Inc.                        Delaware
The State Services Group Limited                 Ontario
The State Group International Limited            Michigan
The State Group (USA) Limited                    Delaware
Preferred Electric, Inc.                         Illinois
Preferred Electric Construction Corp.            Illinois
Bracknell Telecommunication                      Ontario
Services Inc.
Parsons Electric Holdings Inc.                   Delaware
Parsons Electric Co.                            Minnesota
Eagle Electric Holdings, Inc.                   Minnesota
Eagle Electric Holdings, Inc.                    Delaware
Eagle Electrical Systems, Inc.                     Ohio
Southwest Systems Limited                         Nevada
Allison-Smith Company                            Georgia
Henderson Electric Co. Inc.                      Delaware
Neal Electric, Inc.                             California
Neal Equipment, LLC                             California
354709 Alberta Ltd.                              Alberta
334108 Alberta Ltd.                              Alberta
Cahill-State Atlantic Ltd.                     Newfoundland
Sylvan Industrial Piping, Inc.                   Michigan
Highlight Wireless Solutions Inc.                Ontario

Highlight Antenna Services Ltd.              British Columbia
Highlight Solutions, Inc.                        Delaware
Sunbelt Integrated Trade Services,               Delaware
Inc.
Quality Mechanical Contractors, Inc.              Nevada
Inglett & Stubbs, Inc.                           Georgia
Crouch Electric, Inc.                             Texas
Pneu-Temp, Inc.                                   Texas
Crouch Industries LLC                             Texas
Schmidt Electric Company, Inc.                    Texas
Bracknell Facilities                             Delaware
Services Inc.
1406883 Ontario Limited                          Ontario
3041768 Nova Scotia Company                    Nova Scotia
Bracknell B (Wyoming) LLC                        Wyoming
Bracknell A (Wyoming) LLC                        Wyoming
1341996 Ontario Inc.                             Ontario
157248 Ontario Inc.                              Ontario
1016968 Ontario Inc.                             Ontario
AOC Canada Ltd.                                Newfoundland
AOC Brown & Root Canada Ltd.                   Newfoundland
Cahill-State Atlantic Ltd.                     Newfoundland
Bracknell Limited Partnership                     Nevada